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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2002

PAYPAL, INC.
(Exact name of registrant as specified in its charter)

000-49603
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	77-0510487 (I.R.S. Employer Identification No.)

303 Bryant Street
Mountain View, California 94041
(Address of principal executive offices, with zip code)

(650) 864-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Item 5. Other Events.

  Special Meeting of Stockholders

        In a press release dated August 21, 2002, PayPal, Inc. announced that a special meeting of its stockholders is scheduled to be held on Thursday, October 3, 2002 to vote on eBay Inc.'s pending acquisition of PayPal. Stockholders of record of PayPal at the close of business on August 28, 2002, the record date for the special meeting, are entitled to receive notice of and vote at the special meeting. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

  Attorney General of the State of New York Inquiry

        In a separate press release dated August 21, 2002, PayPal announced that it reached an agreement with the New York State Attorney General in his previously announced inquiry into payments made through PayPal's service to online gambling merchants. In an Assurance of Discontinuance made to the New York Attorney General, PayPal has agreed to cease processing payments from its New York members to online gambling merchants by September 1, 2002. PayPal is taking this action in voluntary cooperation with the Attorney General and is not admitting to a violation of law. The Attorney General has agreed to accept PayPal's assurance of discontinuance in lieu of commencing a statutory proceeding. PayPal has also agreed to pay penalties of $200,000 to the State of New York to cover the Attorney General's costs of investigation. As previously announced, eBay Inc. intends to discontinue PayPal's current business operations related to payment processing transactions for merchants involved in online gambling activities after it completes its acquisition of PayPal. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
99.1	Press Release dated August 21, 2002
99.2	Press Release dated August 21, 2002

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYPAL, INC.
/s/ ROELOF F. BOTHA
Date: August 21, 2002	By: Roelof F. Botha Its: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 21, 2002
99.2	Press Release dated August 21, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX